UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 5, 2013, Gary Quinn was appointed Executive Vice President and Chief Operating Officer of FalconStor Software, Inc. (the “Company”).

Mr. Quinn, age 52, has served as the Company’s Vice President for Sales and Marketing for North America since April, 2012.  From September, 2008 to March, 2013, Mr. Quinn was the commissioner of information technology (CIO) of the Suffolk County Department of Information Technology, Long Island, New York. Prior thereto, Mr. Quinn was a consultant and he had spent more than 20 years at CA Technologies, finishing as executive vice president of international sales and North American channel sales.  He received a bachelor’s degree in computer science from Hofstra University.

Mr. Quinn’s base salary is $225,000 per year.  In addition, he currently receives commissions based on the Company’s sales in North America.

On April 8, 2013, the Company issued a press release announcing Mr. Quinn’s appointment as Executive Vice President and Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on April 5, 2013, the Company announced the following title changes for the Officers identified:

•	Seth Horowitz – Executive Vice President, Legal

•	Louis Petrucelly – Executive Vice President and Chief Financial Officer

•	Bernie Wu – Executive Vice President for Business Development

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2013	FALCONSTOR SOFTWARE, INC.

By: ___/s/ Louis J. Petrucelly_________
Name: Louis J. Petrucelly
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated April 8, 2013.